SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

MODTECH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25161	33-0825386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2830 Barrett Avenue Perris, California	92571
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 943-4014

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 5, 2005, Modtech Holdings, Inc. (the “Company”), received a letter from Amphora Limited (“Amphora”), notifying the Company that Amphora was entitled to a payment of $250,000 (the “Registration Delay Payment”) due to the fact that the Company had not had a registration statement covering shares of the Company’s common stock issuable upon conversion of the Company’s 7% senior subordinated secured convertible note in the principal amount of $25 million (the “Note”) declared effective by April 29, 2004, as required by a Registration Rights Agreement by and among the Company and Amphora, dated December 30, 2004. The failure of the Company to make the Registration Delay Payment by April 30, 2004 was an Event of Default under the Note which resulted in an increase in the interest rate under the Note to 12.5% per annum from April 30, 2005 until May 6, 2005, when the Company made the Registration Delay Payment. Effective upon payment of the Registration Delay Payment, the interest rate under the Note was reduced to the prior interest rate of 7% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODTECH HOLDINGS, INC.

Date: May 10, 2005	By:	/S/ DENNIS L. SHOGREN
Dennis L. Shogren
Chief Financial Officer